                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          Copley Pharmaceutical, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

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        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                          COPLEY PHARMACEUTICAL, INC.
                                 25 JOHN ROAD
                          CANTON, MASSACHUSETTS 02021

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MAY 30, 1997

                               ----------------

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Copley Pharmaceutical, Inc., a Delaware corporation (the "Corporation"), will be held on Friday, May 30, 1997, at 10:00 a.m., Eastern Daylight Savings Time, at The First National Bank of Boston, 150 Royall Street, Canton, Massachusetts 02021, for the following purposes:

  1. To elect three Class II directors, each to serve for a three year term.

  2. To ratify the selection of the firm of KPMG Peat Marwick LLP as auditors for the fiscal year ending December 31, 1997.

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Only shareholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          (ART)

                                          Gene M. Bauer,
                                           Secretary

Canton, Massachusetts
April 25, 1997

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PRIOR TO THE DATE OF THE ANNUAL MEETING OF SHAREHOLDERS IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                          COPLEY PHARMACEUTICAL, INC.
                                 25 JOHN ROAD
                          CANTON, MASSACHUSETTS 02021

                               ----------------

                                PROXY STATEMENT

                        FOR THE 1997 ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON MAY 30, 1997

                               ----------------

                                April 25, 1997

  Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Copley Pharmaceutical, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held on Friday, May 30, 1997, at 10:00 a.m., Eastern Daylight Savings Time, at The First National Bank of Boston, 150 Royall Street, Canton, Massachusetts 02021, and at any adjournments thereof (the "Annual Meeting").

  Only shareholders of record at the close of business on March 31, 1997 (the "Record Date"), the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the Record Date, 19,119,236 shares of common stock, $.01 par value per share, of the Corporation (the "Common Stock") were issued and outstanding. Shareholders are entitled to cast one vote for each share of Common Stock held of record by them on each proposal submitted to a vote at the Annual Meeting. Shareholders may vote in person or by proxy. Any shareholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) voting in person at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

  The persons named as proxies, Gene M. Bauer and Ken E. Starkweather, were selected by the Board of Directors and are officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

  In addition to the election of three Class II directors, each to serve for a three year term, the shareholders will consider and vote upon a proposal to ratify the selection of the Corporation's auditors for the fiscal year ending December 31, 1997, each as further described in this Proxy Statement. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of any director, the shares represented by the proxy will be voted in accordance with the specifications indicated on the proxy and will be voted FOR any such proposal if no specification is otherwise indicated.

  The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  An Annual Report to Shareholders containing the Corporation's Form 10-K and financial statements for the year ended December 31, 1996 is being mailed together with this Proxy Statement to all shareholders entitled to vote at the Annual Meeting. This Proxy Statement and the form of proxy were first mailed to shareholders on or about April 25, 1997.

                     MANAGEMENT AND PRINCIPAL SHAREHOLDERS

COMMON STOCK OWNERSHIP

  The following table sets forth as of March 31, 1997 certain information regarding the ownership of shares of the Corporation's Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the shares of Common Stock of the Corporation outstanding at such date, (ii) each director of the Corporation, (iii) each Named Executive Officer (as defined below under "Compensation and Other Information Concerning Directors and Officers-Executive Compensation") and (iv) all directors and executive officers as a group:

                                                          AMOUNT AND
                                                            NATURE
                                                         OF BENEFICIAL PERCENT
         NAME AND ADDRESS* OF BENEFICIAL OWNER           OWNERSHIP (1) OF CLASS
         -------------------------------------           ------------- --------
HCCP Acquisition Corporation (2)........................   9,934,100     52.1%
  Route 202/206
  P.O. Box 2500
  Somerville, New Jersey 08876
Theodore L. Iorio(3)**..................................   1,596,582      8.3%
Jane C.I. Hirsh(4)**....................................   1,412,677      7.3%
Kenneth N. Larsen(5)....................................     125,371      ***
Agnes Varis(6)..........................................      76,991      ***
Jerome Skelly(7)........................................      38,875      ***
Judith W. Fensterer(8)..................................      10,200      ***
Martin Zeiger(9)........................................       1,000      ***
Barbara Sherrill........................................         750      ***
Gabriel R. Cipau........................................         502      ***
Madhaven Balachandran...................................           0      ***
Peter W. Ladell(9)......................................           0      ***
James P. Mitchum(9).....................................           0      ***
Ken E. Starkweather(9)..................................           0      ***
All directors and executive officers as a group (9 per-
 sons)(10)..............................................   1,665,114      8.6%

--------
  * Addresses furnished only for holders of five percent (5%) or more of the Corporation's Common Stock
 ** c/o Copley Pharmaceutical, Inc., 25 John Road, Canton, MA 02021
*** Less than 1%

 (1) To the Corporation's knowledge, except as otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person.

 (2) HCCP Acquisition Corporation is a wholly-owned subsidiary of Hoechst Corporation ("Hoechst"). Hoechst is wholly-owned by Hoechst
     Aktiengesellschaft ("Hoechst AG"), a large chemical and pharmaceutical company headquartered in Frankfurt, Germany. For a description of certain voting and other arrangements with respect to these shares, see "Compensation and Other Information Concerning Directors and Officers--Certain Relationships and Related Transactions."

 (3) Includes 150,605 shares issuable upon the exercise of outstanding stock options exercisable on March 31, 1997 or within 60 days thereafter ("Presently Exercisable Securities"). Also includes 22,202 shares allocated under the Corporation's Profit Sharing and 401(k) Savings Plan. Also includes: 653,454 shares held by The Theodore L. Iorio Standard Trust, a revocable trust of which Mr. Iorio is the beneficiary and settlor and over which Mr. Iorio has shared voting and investment power; 163,932 shares held by the Theodore L. Iorio Charitable Remainder Trust of which Mr. Iorio is a co-trustee, over which Mr. Iorio has shared voting and investment power; and 36,654 shares held by The Iorio Family Foundation, of which Mr. Iorio is a co-trustee and over which Mr. Iorio has shared voting and investment power. Also includes 433,455 shares held by trusts for the benefit of certain members of Mr. Iorio's family, for which Mr. Iorio's spouse is custodian, the beneficial ownership of which Mr. Iorio disclaims. Mr. Iorio also disclaims beneficial ownership of shares held by the Theodore L. Iorio Charitable Remainder Trust and The Iorio Family Foundation.

 (4) Includes 112,500 shares issuable pursuant to Presently Exercisable Securities and 24,429 shares allocated under the Corporation's Profit Sharing and 401(k) Savings Plan. Also includes (i) 29,718 shares held by The Hirsh Family Foundation, of which Mrs. Hirsh is a co-trustee, the beneficial ownership of which shares Mrs. Hirsh disclaims; (ii) 200,000 shares held of record by NMJ Limited Partnership, of which Mrs. Hirsh is a general partner; and (iii) 860,378 held by Juliet Partners, of which Mrs. Hirsh is a general partner. Also includes 133,763 shares held of record by Romeo Partners, a partnership of which Mrs. Hirsh's husband Dr. Mark Hirsh is a general partner as well as 45,000 shares issuable pursuant to Presently Exercisable Securities and 6,889 shares allocated under the Corporation's Profit Sharing and 401(k) Savings Plan beneficially owned by Dr. Hirsh. Mrs. Hirsh has shared voting and investment power with respect to all shares listed.

 (5) Includes 48,416 shares issuable pursuant to Presently Exercisable
     Securities.

 (6) Includes 13,416 shares issuable pursuant to Presently Exercisable Securities. Ms. Varis has shared investment and voting power over 57,918 of the shares listed.

 (7) Includes 37,500 shares issuable pursuant to Presently Exercisable
     Securities.

 (8) Includes 10,000 shares issuable pursuant to Presently Exercisable
     Securities.

 (9) Excludes 9,934,100 shares of common stock held by HCCP Acquisition Corporation, of which such person may be considered an affiliate. Mr. Zeiger is Vice President--Strategic Planning and Administration-Generics of Hoechst Marion Roussel, Inc., ("HMRI") a majority-owned subsidiary of HMR Pharma, Inc. which is wholly-owned by Hoechst AG. Mr. Mitchum is Vice President and Chief Financial Officer for HMRI. Mr. Ladell is President and Chief Executive Officer of HMRI and Chief Operating Officer of Hoechst Marion Roussel, the pharmaceutical division of Hoechst AG. Mr. Starkweather serves as the Corporation's Vice President-Finance and Treasurer. He is an employee of and receives employee benefits offered by HMRI. The Corporation reimburses HMRI for any employment related expenses incurred in connection with the foregoing. See "Certain Relationships and Related Transactions." Each such person disclaims beneficial ownership of any shares held by HCCP Acquisition Corporation or any of its affiliates.

(10) Includes 266,832 shares issuable pursuant to Presently Exercisable Securities.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met eleven (11) times during the year ended December 31, 1996.

  The following table sets forth for each nominee for election at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting: the year each such nominee or director first became a director; the positions currently held by each nominee or director with the Corporation; the year each nominee's or director's term will expire; and the class of director of each nominee or director.

NOMINEE OR DIRECTOR'S NAME AND
             YEAR
     NOMINEE OR DIRECTOR                                    YEAR TERM  CLASS OF
   FIRST BECAME A DIRECTOR           POSITION(S) HELD      WILL EXPIRE DIRECTOR
------------------------------  -------------------------- ----------- --------
NOMINEES:
Kenneth N. Larsen (1985)(2)...  Chairman of the Board        2000(1)      II
Agnes Varis (1992)............  Director                     2000(1)      II
Martin Zeiger (1995)..........  Director                     2000(1)      II
ONGOING DIRECTORS:
Jane C.I. Hirsh (1972)........  President of International     1998        I
                                Business and Director
Peter W. Ladell (1995)........  Director                       1998        I
Judith W. Fensterer (1994)....  Director                       1999      III
James P. Mitchum (1997).......  Director                       1999      III

--------
(1) Assumes election of each of the Class II Directors at the Annual Meeting.

(2) Mr. Larsen resigned as a Director in November 1986 and was re-elected to the Board in 1989.

  The Audit Committee of the Board of Directors currently consists of Jane C.I. Hirsh, Judith W. Fensterer and James P. Mitchum. Mrs. Hirsh was appointed to the Audit Committee by the Board of Directors on April 30, 1996 to replace Kenneth N. Larsen who had served on the Audit Committee since prior to the beginning of 1996. James Mitchum was appointed to the Audit Committee by the Board of Directors on March 21, 1997, replacing Alban W. Schuele who had served since November 1995. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its responsibilities by overseeing the annual audit process, including matters relating to the appointment and activities of the Corporation's independent auditors, assessing the adequacy of the Corporation's internal controls and reviewing the reliability of the financial information provided to the shareholders and others. The Audit Committee plans the scope of the Corporation's annual audit and meets with the Corporation's independent auditors to plan, and later to review the results of, the annual audit. The Audit Committee met four (4) times as a Committee during the year ended December 31, 1996.

  The Compensation Committee of the Board of Directors currently consists of Kenneth N. Larsen, Agnes Varis and Peter W. Ladell. Mr. Larsen was appointed to the Compensation Committee by the Board of Directors on April 30, 1996, joining Mr. Ladell and Ms. Varis who had served since prior to the beginning of 1996. The Compensation Committee reviews executive performance, equity and non-equity executive compensation, and administers the Corporation's 1992 Stock Plan. The Compensation Committee met once as a Committee during the year ended December 31, 1996.

  Each of the Corporation's incumbent directors has attended at least 75% of all meetings of the Board of Directors and of all Committees on which he or she serves which were held while such person served on the Board of Directors during the year ended December 31, 1996.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the Class II nominees for election at the Annual Meeting, the current Class I and Class III directors who will continue to serve as directors after the Annual Meeting and the executive officers of the Corporation, their ages and the positions currently held by them with the
Corporation:

NAME                      AGE                          POSITION
----                      ---                          --------
Judith W. Fensterer(1)..   59 Director
Jane C.I. Hirsh(1)......   55 President of International Business and Director
Peter W. Ladell(2)......   53 Director
Kenneth N. Larsen(2)....   71 Chairman of the Board
James P. Mitchum(1).....   44 Director
Jerome P. Skelly........   64 Executive Vice President--Scientific and Regulatory Affairs
Ken E. Starkweather.....   44 Vice President--Finance and Treasurer
Agnes Varis(2)..........   67 Director
Martin Zeiger...........   59 Director

--------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

NOMINEES FOR ELECTION AT THE ANNUAL MEETING


  KENNETH N. LARSEN, Chairman of the Board of the Corporation since May 24, 1995, a director since 1989 and President from November 1994 to May 1995 and July 1996 to January 1997, also served as a director from September 1985 to November 1986. Mr. Larsen served as Managing Director of Midlar Pharma, Inc., a pharmaceutical product development company from January 1996 to July 1996. A consultant and advisor to numerous healthcare companies from 1989 to the present, Mr. Larsen served as Chairman of the Board and Acting Chief Executive Officer of Marquest Medical Products from August 1991 to February 1993. Mr. Larsen was President of Zetachron, Incorporated from 1988 to 1991. Prior to 1988, Mr. Larsen served as President of Warner Chilcott, a division of Warner-Lambert Company, and as President and CEO of Zenith Laboratories, Inc.

  AGNES VARIS, a director of the Corporation since 1992, is the founder and has served as President of Agvar Chemicals, Inc., a privately-owned supplier of bulk pharmaceutical active ingredients, since its inception in 1970.

  MARTIN ZEIGER, designated by Hoechst to serve as a director of the Corporation pursuant to the Governance Agreement (as hereinafter defined), has been a director of the Corporation since November 1995. Mr. Zeiger serves as Vice President-Strategic Planning and Administration-Generics for HMRI. He served as Executive Vice President, Administration and Legal Affairs for the Rugby Group, a manufacturer and distributor of generic pharmaceutical products and an affiliate of HMRI or a predecessor, from October 1993 through October 1995 and prior to that as Executive Vice President, Administration and General Counsel of the Rugby-Darby Group Companies, Inc., from December 1986 to October 1993.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

  JUDITH W. FENSTERER, a director of the Corporation since September 20, 1994, is a Senior Vice President of MIR Pharmaceutical, Inc., a generic pharmaceutical company founded in 1993. From August 1993 to December 1994, Ms. Fensterer was an independent consultant and from May 1985 to July 1993, she served as President of the Generic Pharmaceutical Industry Association.

  JANE C.I. HIRSH, the founder of the Corporation, serves as its President of International Business and as a director. Mrs. Hirsh has been a director of the Corporation since 1972 and served as the Chairman of the Board of Directors from 1984 to May 24, 1995. Mrs. Hirsh served as President from 1979 to early 1984, and from 1985 to June 1993. Mrs. Hirsh also served as Treasurer from 1972 to 1992.

  PETER W. LADELL, designated by Hoechst to serve as a director of the Corporation pursuant to the Governance Agreement, has been a director since November 1995. Mr. Ladell has been Chief Operating Officer of Hoechst Marion Roussel since January, 1997 and President and Chief Executive Officer of HMRI since 1995. In 1990, Mr. Ladell became Vice President of Marion Merrell Dow International and commercial director, Marion Merrell Dow Europe. In 1991, he became President of MMD Europe. He assumed the position of President, Marion Merrell Dow International, in July 1992, and was named president of Marion Merrell Dow North America in May 1993.

  JAMES P. MITCHUM, designated by Hoechst to serve as a director of the Corporation pursuant to the Governance Agreement, has been a director since March 1997. Mr. Mitchum has been Vice President and Chief Financial Officer of HMRI since 1996, and was Vice President, Finance and Administration, and Controller of HMRI from 1995 to 1996. Previously, he served in a number of positions with HMRI (which was formerly named Marion Merrell Dow Inc.), including Vice President and International Controller from 1993 to 1995, and Vice President, Financial Operations and Systems, from 1991 to 1993.

EXECUTIVE OFFICERS

  JEROME P. SKELLY joined the Corporation in December 1994 and serves as its Executive Vice President-Scientific and Regulatory Affairs. Since May 1993, Dr. Skelly has been an adjunct Professor of Biopharmaceutics at the University of Cincinnati. Prior to joining the Corporation, Dr. Skelly was the Deputy Director, Office of Research Resources, Center for Drug Evaluation and Research at the Food and Drug Administration from May 1988 to January 1993. During the period from October 1990 to June 1992, Dr. Skelly served concurrently as Associate Director for Science, Office of Generic Drugs, Center for Drug Evaluation and Research at the Food and Drug Administration. Dr. Skelly served as a consultant from January 1993 to December 1994.

  KEN E. STARKWEATHER became Vice President-Finance and Treasurer of the Corporation in September 1996. Prior to this he served as Director of Procurement for HMRI from October 1995 and from July 1992 to October 1995 served as Director of Finance for Marion Merrell Dow, Inc. During the period from August 1990 through July 1992 he was Senior Accounting Manager for Dow Chemical Japan, Ltd. Mr. Starkweather serves the Corporation as Vice President-Finance and Treasurer under a seconding agreement with HMRI. The Corporation reimburses HMRI for any employment related expenses incurred in connection with the foregoing. See "Certain Relationships and Related Transactions."

  Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, removal or resignation. There are no family relationships among any of the executive officers or directors of the Corporation.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

 Summary Compensation

  The following table sets forth information for the fiscal years ended December 31, 1996 and December 31, 1995 (identified in the following tables as "1996" and "1995," respectively) and for the eleven-month period ended December 31, 1994 (identified in the following tables as "1994") concerning the total compensation awarded, earned by or paid to the persons who served as the Corporation's Chief Executive Officer or President during 1996, each of the most highly compensated executive officers of the Corporation (other than the Chief Executive Officer) whose salary and bonus earned during the year ended December 31, 1996 exceeded $100,000 and two former employees who would otherwise be among the most highly compensated executive officers except that they were not serving as such at December 31, 1996, for services rendered to the Corporation in all capacities. The persons listed below are hereinafter collectively referred to as the "Named Executive Officers."

                          SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                  ANNUAL COMPENSATION                      COMPENSATION
                                  -------------------------                ------------
                                                               OTHER        SECURITIES
                                                               ANNUAL       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY        BONUS(1)   COMPENSATION    OPTIONS(#)  COMPENSATION(2)(3)
---------------------------  ---- ----------     ---------- ------------   ------------ ------------------
Gabriel R. Cipau.........    1996 $  181,513           --         --             --          $332,800(5)
 Former President and        1995    196,923     $  70,560    $46,052(6)     150,000              --
 Chief Executive
 Officer(4)
Jerome P. Skelly.........    1996    250,203           --         --             --             3,315(7)
 Executive Vice
  President--                1995    250,000        25,000     45,680(8)      50,000              --
 Scientific and Regula-
  tory Affairs               1994     16,454           --         --             --               --
Madhaven Balachandran....    1996    117,816           --      10,855(10)        --            97,305(11)
 Former Executive Vice       1995     89,885        14,250     29,990(12)     40,000              518(13)
 President--Operations(9)
Barbara Sherrill.........    1996    137,962           --         --             --            97,000(15)
 Former Executive Vice-      1995     76,731        12,000     46,948(16)     35,000              --
 President--Finance and
 Chief Financial
 Officer(14)
Kenneth N. Larsen........    1996    218,500(18)       --         --           3,333              --
 Former President(17)        1995    202,780(19)       --         --          38,333              --
                             1994     62,108(20)       --         --             --               --

--------
 (1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

 (2) Includes contributions made by the Corporation to vested and unvested defined contribution plans. Amounts contributed by the Corporation under the Profit Sharing and 401(k) Savings Plan are allocated among all eligible employees who participate in the Profit Sharing and 401(k) Savings Plan in accordance with the terms of the Profit Sharing and 401(k) Savings Plan.

 (3) See "Employment Agreements" below.

 (4) Dr. Cipau resigned all positions with the Corporation in July 1996.

 (5) Reflects amounts the Corporation agreed to pay Dr. Cipau in connection with his resignation. The Corporation paid $151,040 during 1996 with the balance to be paid in 1997.

 (6) Consists of $24,522 in relocation expenses and $21,530 for reimbursement of related income taxes.

 (7) Allocated pursuant to the Corporation's Profit Sharing and 401(k) Savings Plan with respect to 1996.

 (8) Consists of $38,430 in relocation expenses and $7,250 for an automobile lease.

 (9) Mr. Balachandran resigned all positions with the Corporation in July
     1996.

(10) Consists of $6,687 in relocation expenses and $4,168 for reimbursement of related income taxes.

(11) Includes $97,000 of salary continuation agreed to by the Corporation in connection with Mr. Balachandran's resignation. The Corporation paid $76,107 during 1996 with the balance to be paid in 1997. Also includes term life insurance premiums paid by the Corporation for the benefit of Mr. Balachandran.

(12) Consists of $19,689 in relocation expenses and $10,301 for reimbursement of related income taxes.

(13) Consists of term life insurance premiums paid by the Corporation for the benefit of Mr. Balachandran.

(14) Ms. Sherrill resigned all positions with the Corporation in August 1996.

(15) Reflects salary continuation agreed to by the Corporation in connection with Ms. Sherrill's resignation. The Corporation paid $59,692 during 1996 with the balance to be paid in 1997.

(16) Consists of $25,000 in relocation expenses and $21,948 for reimbursement of related income taxes.

(17) Mr. Larsen resigned as President in May 1995 and temporarily resumed the position from July 1996 until January 1997.

(18) Consists of $199,000 of consulting fees and $19,500 in fees relating to Mr. Larsen's service as a director.

(19) Includes $11,630 in fees relating to Mr. Larsen's service as a director of the Corporation (See "Compensation of Directors") and $41,150 in consulting fees (See "Certain Relationships and Related Transactions").

(20) Includes $9,500 in fees relating to Mr. Larsen's service as a director of the Corporation.

 Option Grants

  The following table sets forth information concerning stock options granted during the year ended December 31, 1996 under the Corporation's 1992 Stock Plan and 1995 Non-Employee Director Stock Option Plan to the Named Executive Officers (the Corporation did not grant any stock appreciation rights during the year ended December 31, 1996):

                             OPTION GRANTS IN 1996

                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                         ASSUMED ANNUAL RATES OF
                                                                                      STOCK PRICE APPRECIATION FOR
                                            INDIVIDUAL GRANTS                                OPTION TERM (2)
                          ----------------------------------------------------------- ------------------------------
                                       PERCENT OF
                            NO. OF       TOTAL
                          SECURITIES    OPTIONS   EXERCISE OR
                          UNDERLYING   GRANTED TO     BASE      MARKET
                           OPTIONS     EMPLOYEES   PRICE PER     PRICE     EXPIRATION
NAME                       GRANTED     IN YEAR(1)    SHARE     PER SHARE      DATE    0%       5%           10%
----                      ----------   ---------- -----------  ---------   ---------- --- ------------  ------------
Gabriel R. Cipau........       --         --           --          --           --    --           --            --
Jane C.I. Hirsh.........       --         --           --          --           --    --           --            --
Jerome P. Skelly........       --         --           --          --           --    --           --            --
Madhaven Balachandran...       --         --           --          --           --    --           --            --
Barbara Sherrill........       --         --           --          --           --    --           --            --
Kenneth N. Larsen.......     3,333(3)      25%      $14.00      $14.00      5/24/06   --  $     29,345  $     74,367
All Share Owners(4).....        NA         NA           NA          NA           NA   --   111,136,062   281,640,612
All Optionees...........   736,739         NA        12.98(5)    12.98(5)             --     6,014,039    15,240,756
% of Total Share Owners'
 Value..................        NA         NA           NA          NA           NA    NA          5.4%          5.4%

--------
(1) A total of 13,333 options were granted to employees in the year ended December 31, 1996; 10,000 of these were granted under the Corporation's 1992 Stock Plan and 3,333 of these were granted under the Corporation's 1995 Non-Employee Director Stock Option Plan.

(2) The 0%, 5% and 10% assumed rates of appreciation are required by the rules and regulations of the Securities and Exchange Commission and do not represent the Corporation's estimate or projection of the price of the Common Stock in the future. There can be no assurances that the rates of appreciation in this table can be achieved or that the amounts reflected will be received by the Named Executive Officer.

(3) This option was granted pursuant to the Corporation's 1995 Non-Employee Director Stock Option Plan, has a term of ten years and was fully vested on the date of grant.

(4) Based on the number of shares outstanding on December 31, 1996.

(5) Options expire on various dates; an average expiration date of ten years was used. Exercise price shown is a weighted average of all outstanding options.

OPTION EXERCISES AND UNEXERCISED OPTION HOLDINGS

  The following table sets forth certain information concerning option exercises by the Named Executive Officers during the year ended December 31, 1996 and options held by the Named Executive Officers on December 31, 1996:

            AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                                         VALUE OF
                                              NUMBER OF SECURITIES      UNEXERCISED
                                                   UNDERLYING          IN-THE-MONEY
                                              UNEXERCISED OPTIONS       OPTIONS AT
                           SHARES                 AT YEAR-END            YEAR-END
                         ACQUIRED ON  VALUE       EXERCISABLE/         EXERCISABLE/
          NAME            EXERCISE   REALIZED  (UNEXERCISABLE)(#)  (UNEXERCISABLE)($)(1)
          ----           ----------- -------- -------------------- ---------------------
Gabriel R. Cipau........     --        --                   --              --
Jane C.I. Hirsh.........     --        --            112,500/(0)           0/(0)
Jerome P. Skelly........     --        --        25,000/(25,000)           0/(0)
Madhaven Balachandran...     --        --                   --              --
Barbara Sherrill........     --        --                   --              --
Kenneth N. Larsen.......     --        --             48,416/(0)           0/(0)

--------
(1) Value is based on the difference between the option exercise price and the fair market value of the Corporation's Common Stock on December 31, 1996 ($9.25, the last reported sale price of the Corporation's Common Stock on the Nasdaq National Market on December 31, 1996, the last trading date in
    1996) multiplied by the number of shares underlying the options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  The Corporation and each of Mrs. Hirsh and Dr. Skelly are parties to employment agreements which are substantially similar, except as set forth below. The employment agreements provide for initial annual base salaries of $385,000 for Mrs. Hirsh and $250,000 for Dr. Skelly. Under the employment agreements, employment may be terminated for "cause," which includes: the misappropriation of money, assets or property; willful, material and repeated failure to perform reasonable assignments; conviction of a felony; and breach of confidentiality, non-competition and non-solicitation provisions. If the employee dies, or employment is terminated due to disability or without cause, the employee will receive a severance payment equal to the greater of two years for Mrs. Hirsh or eighteen months for Dr. Skelly and the remainder of the employment period of the employee's salary and benefits, and all of the employee's stock options will be accelerated and become fully exercisable for a period of 60 days after the date of termination. Each are entitled to receive discretionary bonuses as determined by the Board of Directors and are entitled to continue to participate in the Corporation's bonus pool. The original terms of the employment agreements expire in 1998 for Mrs. Hirsh and 1997 for Dr. Skelly and will automatically renew for successive one-year periods unless the Corporation gives the employee six months' written notice of non-renewal, which for purposes of such agreement is treated as termination without cause. The employment agreements contain non-competition covenants which prohibit competing with the Corporation for one year after employment terminates, during which time the employment agreements also prohibit interfering with the Corporation's business or its relationships with its customers and potential customers and from soliciting the Corporation's employees.

  Pursuant to the terms of the offer letter from the Corporation to Dr. Cipau, Dr. Cipau's base annual salary was $320,000 with bonuses subject to the Corporation's and Dr. Cipau's performance. In connection with Dr. Cipau's resignation the Corporation agreed to provide Dr. Cipau with twelve months' continuation of salary and benefits as set forth in his offer letter. See "Summary Compensation Table" above.

  In connection with Ms. Sherrill's resignation in August 1996, the Corporation agreed to provide a six month continuation of salary and benefits. In connection with Mr. Balachandran's resignation in July 1996, the Corporation agreed to provide a six month continuation of salary and benefits. See "Summary Compensation Table" above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors currently consists of Kenneth N. Larsen, Agnes Varis and Peter W. Ladell. Mr. Larsen was appointed to the Compensation Committee by the Board of Directors on April 30, 1996, joining Mr. Ladell and Ms. Varis who had served since prior to the beginning of 1996.

  The Compensation Committee is responsible for developing the compensation programs for the Corporation's executive officers, key employees and other senior management. The Compensation Committee also determines the option grants under the Corporation's stock option plans. The Compensation Committee administers the Corporation's 1992 Stock Plan and other stock option and stock purchase plans and has oversight responsibilities with respect to the Corporation's Retirement Plan.

  The Compensation Committee has designated three basic components of the Corporation's compensation program to implement its philosophy. First, base salaries are the fixed regular component of executive compensation and are measured against (i) base salary levels among a competitive peer group, (ii) the Corporation's past financial performance and future expectations, (iii) the general and industry-specific business environment and (iv) individual performance. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors as well as the progress made with respect to the Corporation's long-term goals and strategies. Second, annual bonus compensation, paid in accordance with the Corporation's bonus plan for key employees, is linked to the financial performance of the Corporation and is designed to provide additional incentive in the form of cash compensation determined as a function of the individual performance of eligible key employees in a given year. Consideration is also given to exemplary performance in the accomplishment of special and particularly difficult tasks. Third, stock option grants under the Corporation's 1992 Stock Plan are designed to motivate the executive officers and other employees to deliver value to the Corporation's shareholders over a period of several years. The objective of these awards is to advance the longer-term interests of the Corporation and its shareholders and to complement the incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental shareholder value and the attainment of long-term earnings goals. Stock options only produce value to executives if the price of the Corporation's stock appreciates, thereby directly linking the interests of executives with those of shareholders. The number of stock options granted is based, among other things, on the level of an executive's position and the executive's performance in the prior year. Stock options granted for this purpose generally vest over a period of three years.

 Chief Executive Officer Compensation

  Dr. Cipau served as the President and Chief Executive Officer of the Corporation from May 15, 1995 until his resignation on July 9, 1996. Dr. Cipau's compensation until his resignation was established pursuant to his offer letter from the Corporation. See "Employment and Severance Agreements." His initial base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies; the expected implementation of long-term strategic plans reflecting the ongoing relationship with Hoechst and its affiliates and the synergies and other benefits available under the Product Agreement with Hoechst (see "Compensation and Other Information Concerning Directors and Officers--Certain Relationships and Related Transactions"); and the expected continued expansion and integration of the Corporation's physical plant, including manufacturing, research and development and computer facilities.

THE COMPENSATION COMMITTEE:

  Peter W. Ladell
  Kenneth N. Larsen
  Agnes Varis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors currently consists of Kenneth N. Larsen, Agnes Varis and Peter W. Ladell. Mr. Larsen was appointed to the Compensation Committee by the Board of Directors on April 30, 1996, joining Mr. Ladell and Ms. Varis who had served since prior to the beginning of 1996. Mr. Larsen served as the Corporation's President from July, 1996 until January, 1997 but the Compensation Committee did not meet at any time during the period in which Mr. Larsen served as President and a member of the Committee. Accordingly, Mr. Larsen did not participate in any Compensation Committee meetings in his capacity as President of the Corporation.

COMPENSATION OF DIRECTORS

  Effective as of October 1, 1994, directors who are not employees of the Corporation or of Hoechst receive an annual fee of $12,000 and a participation fee of $500 for each meeting of the Board of Directors or committee thereof attended (provided such meetings are held on separate dates). All directors are entitled to be reimbursed for expenses in connection with attending Board of Directors and Committee meetings.

  The Corporation's 1995 Non-Employee Director Stock Option Plan (the "Director Plan") provides for the automatic grant of stock options to directors of the Corporation who are not employees or officers of the Corporation, or of an affiliate (including Hoechst) thereof (a "Non-Employee Director"). The Director Plan was approved by the shareholders at the Corporation's annual meeting held on May 24, 1995. Each Non-Employee Director, who was a serving director as of March 30, 1995, the date the Board of Directors approved the Director Plan (the "Board Approval Date") and who had not received a grant of options under any other plan maintained by the Corporation within a period of twelve months preceding the Board Approval Date was granted an option to purchase Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock, and will be granted an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock on the anniversary of such date each year thereafter, subject to such person continuing to be a

Non-Employee Director, at each such date. Each Non-Employee Director, who was ineligible for the above-described grant because of having received a grant of options under any other plan maintained by the Corporation within a period of twelve months preceding the Board Approval Date, shall be automatically granted on the third anniversary of such grant an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock and an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock on the anniversary of such date each year thereafter, subject to each person continuing to be a Non-Employee Director at each such date. Each Non-Employee Director, who first becomes a member of the Board of Directors subsequent to the Board Approval Date, will be automatically granted on the date such person is first elected or appointed to the Board of Directors (the "Initial Election Grant Date") an option to purchase Fifteen Thousand (15,000) shares of the Common Stock, and on the third anniversary of the Initial Election Grant Date and each succeeding anniversary of the Initial Election Grant Date thereafter, an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock, subject to such person continuing to be a Non-Employee Director at each such date. Any director who was an employee or officer of the Corporation, or of an affiliate thereof (an "Employee"), on the Board Approval Date or any person who becomes a director thereafter while already an Employee or concurrently with becoming an Employee, and who thereafter ceases to be an Employee but continues thereafter as a member of the Board (i.e., a Non-Employee Director), shall be automatically granted as of the date such person ceases to be an Employee, an option to purchase Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock, and an option to purchase an additional Three Thousand Three Hundred and Thirty-Three (3,333) shares of Common Stock on the anniversary of such date each year thereafter, subject to such person continuing to be a Non-Employee Director at each such date.

  During the year ended December 31, 1996, each of Mr. Larsen and Ms. Varis received an option to purchase Three Thousand Three Hundred Thirty-Three (3,333) shares of the Corporation's Common Stock pursuant to the Director Plan. Although Ms. Fensterer is a Non-Employee Director she will not be eligible for an option grant under the Director Plan until 1997.

STOCK PERFORMANCE GRAPH

  The following performance graph compares the percentage change in the cumulative total shareholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on October 14, 1992 through December 31, 1996 with the cumulative total return on (i) a group consisting of the Corporation's peer corporations on a line-of-business basis (the "Peer Group") and (ii) the Nasdaq Composite Index (Total Return) (the "Nasdaq Index"). The comparison assumes $100 was invested on October 14, 1992 in the Corporation's Common Stock, the Peer Group and the Nasdaq Index and assumes reinvestment of dividends, if any. The Peer Group consists of ALPHARMA, Inc.; Barr Laboratories, Inc.; Carrington Laboratories Inc.; Duramed Pharmaceuticals, Inc.; Elan Corporation, p.l.c.; Faulding, Inc.; Forest Laboratories, Inc.; Gensia Pharmaceuticals, Inc.; Halsey Drug Co. Inc.; Ivax Corp.; Jones Medical Industries Inc.; K-V Pharmaceutical Company (Class A & Class B Stock); Mylan Laboratories Inc.; Noven Pharmaceuticals Inc.; Perrigo Company; Pharmaceutical Resources, Inc.; Roberts Pharmaceutical Corp.; Royce Laboratories Inc.; Taro Vit Industries Ltd.; and Teva Pharmaceutical Industries Ltd.




                                    [CHART]

                         OCTOBER 14, JANUARY 31, JANUARY 31, DECEMBER 31, DECEMBER 31, DECEMBER 31,
                          1992 (%)    1993 (%)    1994 (%)     1994 (%)     1995 (%)     1996 (%)
                         ----------- ----------- ----------- ------------ ------------ ------------
Copley Pharmaceutical,
 Inc. Common Stock......    100.0      161.70      194.58        84.53        87.72        73.01
Peer Group..............    100.0      129.57      142.80       108.90       145.84       112.22
Nasdaq Composite Index
 (Total Return).........    100.0      110.11      138.71       134.89       188.74       218.48

--------
* Prior to October 14, 1992, the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period from that date through December 31, 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Corporation has adopted a policy that all transactions between the Corporation and its officers, directors, affiliates and principal shareholders be on terms no less favorable to the Corporation than terms of transactions with unrelated parties and be approved by a majority of disinterested directors. Under the terms of the Governance Agreement (as hereinafter defined), until November 11, 1998 every transaction or series of related transactions between the Corporation and Hoechst (or any of its affiliates) and every corporate action which presents a potential conflict of interest between Hoechst (or any of its affiliates) and the Corporation and its other shareholders is subject to the prior approval of a majority of the Independent Directors (as defined in the Governance Agreement).

  The Corporation leased a warehouse and packaging site from 1985 until 1996 from a real estate trust that is 50% owned by Jane C.I. Hirsh, and her husband, Dr. Mark Hirsh. Lease payments under this agreement totaled $180,000 during the year ended December 31, 1996.

  Pursuant to the Product Agreement (as hereinafter defined), the Corporation purchased in 1996 approximately $30,280,000 worth of generic products from HMRI and approximately $230,000 worth of bulk pharmaceuticals from a division of Hoechst Celanese Corp. ("HCC"). HCC is wholly-owned by Hoechst. The Corporation also purchased Heptalac and Evalose from HMRI in the approximate aggregate amount of $532,000. The Corporation obtains its comprehensive general liability, product liability, umbrella liability and all risks property insurance coverage through an insurance and risk sharing arrangement with Hoechst AG, and its various subsidiaries, including Hoechst and HCC. Insurance coverage is provided, through a wholly-owned insurance subsidiary of HCC, as well as by external parties. Total premiums paid by the Corporation for these insurance policies aggregated approximately $5,140,000 for the year ended December 31, 1996.

  Agvar Chemicals, Inc., a corporation of which Agnes Varis, a Director of the Corporation, is the President and sole beneficial owner, sold approximately $265,000 worth of pharmaceutical raw materials to the Corporation during the year ended December 31, 1996.

  The Corporation utilized Mr. Larsen, a director of the Corporation, as a consultant during 1996 incurring an aggregate of $199,000 in fees. The Corporation also paid $100,826 in consulting fees to Midlar Pharma, Inc., a corporation 30% beneficially owned by Mr. Larsen.

  At December 31, 1996, the Corporation was a 49% owner of Chia Tai Copley Pharmaceutical ("CTCP") which, in turn, was an 85% owner of Wuxi Chia Tai Copley Pharmaceutical ("WCTCP"). CTCP and WCTCP were formed to manufacture and market multi-source drug products in the People's Republic of China. The Corporation's investment in CTCP totaled $2.4 million at December 31, 1996. A subsidiary of Hoechst AG has indicated its interest in purchasing an interest in WCTCP and it is anticipated that if this transaction is completed, the Corporation will receive the return of approximately $2.1 million of its investment in CTCP and will have its ownership interest in CTCP reduced.

  On July 18, 1995, Hoechst completed its purchase of Marion Merrell Dow, Inc. ("MMD") and changed MMD's name to Hoechst Marion Roussel, Inc. ("HMRI"). The acquisition of MMD and the formation of HMRI resulted in a related party relationship between the Corporation and its customer Rugby Laboratories ("Rugby"), which was a subsidiary of MMD and is now a subsidiary of HMRI. Net sales to Rugby totaled approximately $1.0 million for the year ended December 31, 1996. Total amounts due from Rugby at December 31, 1996 were $61,000.

  In connection with Hoechst's acquisition of MMD, on December 5, 1995 the Federal Trade Commission ("FTC") issued its Decision and Order ("Order") which, among other things, requires either Hoechst or MMD to divest its assets relating to research, development, manufacture and sale of the compounds mesalamine and rifampin. For purposes of the Order, the Corporation is considered part of Hoechst, its indirect majority owner. The Corporation has agreed to divest its assets relating to mesalamine and rifampin and has entered into agreements for the sale of these assets. The sale of rifampin was approved by the FTC on April 14, 1997; the mesalamine divestiture is awaiting FTC approval. Both of these products are in the developmental stage and the Corporation has not submitted an ANDA (Abbreviated New Drug Application) for either product. The Corporation expects that it will be compensated by its majority owner if it is not able to obtain a satisfactory price for these assets.

  During the year ended December 31, 1996, the Corporation invested $59,000 in a generic pharmaceutical company, MIR Pharmaceutical whose Senior Vice President, Ms. Fensterer, is a Director of the Corporation. This company was founded in 1993 to market generic drugs in certain republics of the former Soviet Union.

  The Corporation reimburses HMRI for any expenses incurred in connection with the compensation of Ken E. Starkweather, the Corporation's Vice President-Finance and Treasurer, who serves the Corporation pursuant to a seconding arrangement whereby he continues to be paid and is eligible to receive employee benefits offered by HMRI.

 Indemnification

  Pursuant to Section 145 of the Delaware General Corporation Law ("DGCL"), corporations incorporated under the laws of the State of Delaware are permitted to indemnify their current and former directors, officers, employees and agents under certain circumstances against certain liabilities and expenses incurred by them by reason of their serving in such capacities, if such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

  The Corporation's Restated Certificate of Incorporation provides that each director, officer, employee and agent will be indemnified by the Corporation to the fullest extent permitted under the DGCL against liabilities and expenses in connection with any threatened, pending or completed legal proceeding to which he or she may be made a party or threatened to be made a party by reason of being, agreeing to be or having been an officer, director, employee or agent of the Corporation. The Corporation's Restated Certificate of Incorporation also provides that no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his or her fiduciary duty as a director. These provisions eliminate personal liability to the extent permitted by the DGCL and do not excuse any director for breach of his or her duty of loyalty, for acts not taken in good faith or for transactions in which the director derives an improper personal benefit.

  The Corporation has also entered into indemnification agreements with certain of its directors, executive officers and consultants providing for the Corporation to indemnify those persons to the fullest extent permitted by the DGCL against liabilities and expenses incurred as a result of, or arising from, their acting in that capacity.

 Governance Agreement and Product Agreement

  On November 11, 1993, HCCP Acquisition Corporation ("HCCP"), a wholly-owned subsidiary of Hoechst Celanese Corporation, acquired a 51% interest in the Corporation on a fully diluted basis (the "Acquisition"). In connection with the Acquisition, the Corporation, HCC and HCCP entered into a Corporate Governance and Standstill Agreement dated as of October 8, 1993, as amended (the "Governance Agreement"), to govern the relationship between the Corporation and HCC and its affiliates. In accordance with the provisions of the Governance Agreement, Class I of the Board of Directors currently consists of two directors, Jane C.I. Hirsh (considered a "Corporation Director" under the Governance Agreement) and Peter W. Ladell (considered a "Hoechst Director" under the Governance Agreement); Class II currently consists of three directors, Agnes Varis (considered an "Independent Director" under the Governance Agreement), Kenneth N. Larsen (a "Corporation Director") and Martin Zeiger (a "Hoechst Director"); and Class III currently consists of two directors, Judith W. Fensterer (an "Independent Director") and James P. Mitchum (a "Hoechst Director"). The Corporation and HCC also entered into a Product Agreement dated as of October 8, 1993 (the "Product Agreement") to establish certain relationships between the Corporation and HCC and its affiliates concerning the supply of certain raw materials to the Corporation, the synthesis of certain new bulk active ingredients, the establishment of a managed care market development and sales organization with Hoechst-Roussel Pharmaceuticals Incorporated ("HRPI"), at that time an affiliate of HCC, and the right of the Corporation to act as a generic arm of HRPI with respect to any HRPI products which HRPI may decide to sell in a generic version as they come off patent. The Product Agreement also contemplated the Corporation pre-launching generic versions of certain HRPI products before the relevant patent has expired. The Product Agreement has an initial term of five years, until November 11, 1998, and continues unless terminated by either party giving one year's notice.

  On June 30, 1995, HCC transferred its ownership of HCCP to Hoechst (the parent corporation of HCC), which assumed HCC's rights and obligations pursuant to the Governance Agreement. On January 1, 1996, HRPI was merged into HMRI, which was then a subsidiary of Hoechst and a sister corporation to HCC. On December 19, 1996, HMRI became a subsidiary of HMR Pharma, Inc. HMRI has agreed to be bound by the Product Agreement to the extent that HRPI was bound; that is, the Product Agreement continues to be in effect for products manufactured by the former HRPI but not for products manufactured by HMRI prior to the merger with HRPI nor for products developed by HMRI after January 1, 1996. Since the date of the Product Agreement, the Corporation has entered into specific distribution agreements with HRPI with respect to glyburide and micronized glyburide; HRPI's obligations under those agreements have also been assumed by HMRI.

  In order to assure continuity of supply under a variety of circumstances and to provide other competitive benefits, the Corporation has agreed to renegotiate the distribution agreement relating to glyburide and micronized glyburide; as a result, the profit contribution of these products may likely decrease in the future.

  Pursuant to the provisions of the Governance Agreement, Hoechst and its affiliates are required to vote all of their shares of Common Stock at the Annual Meeting in accordance with the Board of Directors' recommendations. Consequently, since Hoechst and its affiliates own over 50% of the outstanding shares of Common Stock, the voting of the Hoechst shares will be able to control the outcome of each matter to be voted upon at the Annual Meeting.

 Registration Rights

  The Governance Agreement grants Hoechst and its affiliates the right, on three occasions, to have the Corporation register for resale under the Securities Act of 1933, as amended, shares held by Hoechst Celanese Corporation and its affiliates, provided that at each such time they are requesting the registration of an aggregate number of shares having a market value on the date of demand of at least $25,000,000. The Corporation has the right to postpone a registration in certain circumstances.

  The Corporation is required to pay all the expenses incurred in a requested registration, except for the fees of any independent counsel retained by Hoechst or its affiliates or any underwriting discounts. Hoechst or its affiliate can require that the requested registration be underwritten, and can require the Corporation to enter into an indemnification agreement on customary terms.

             CHANGES IN THE CORPORATION'S INDEPENDENT ACCOUNTANTS

  Coopers & Lybrand L.L.P. were previously the principal accountants for the Corporation. On September 6, 1995, that firm's appointment as principal accountants was terminated and KPMG Peat Marwick L.L.P. were engaged as principal accountants by the Corporation's Board of Directors.

  In connection with the audits of the eleven-month transition period ended December 31, 1994 and during the interim period from December 31, 1994, the date of the last audited financial statements, to September 6, 1995, the date of dismissal, there were no disagreements with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

  The audit reports of Coopers & Lybrand L.L.P. on the financial statements of Copley Pharmaceutical, Inc. as of and for the eleven-month transition period ended December 31, 1994 did not contain any adverse opinion or disclaimer of opinion.

                           SECTION 16(A) COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. initial reports of beneficial ownership and reports of changes in beneficial ownership of securities of the Corporation. Based solely upon its review of copies of such filings and written representations that no other reports were required pursuant to regulations promulgated by the SEC, the Corporation believes that all Reporting Persons have complied with the filing requirements of Section 16(a) for the year ended December 31, 1996.

                  PROPOSAL RELATING TO ELECTION OF DIRECTORS

  Three persons have been nominated by the Board of Directors for election as Class II directors of the Corporation at the Annual Meeting. The nominees for election as Class II directors are Kenneth N. Larsen, Agnes Varis and Martin Zieger. All of the nominees are currently serving as directors of the Corporation.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
        APPROVAL OF THE ELECTION OF KENNETH N. LARSEN, AGNES VARIS AND
                      MARTIN ZEIGER AS CLASS II DIRECTORS

  The terms of the Class II directors expire at the Annual Meeting, the terms of the Class I directors expire at the Annual Meeting of Shareholders to be held following the completion of the Corporation's year ending December 31, 1997, and the terms of the Class III directors expire at the Annual Meeting of Shareholders to be held following the completion of the Corporation's year ending December 31, 1998. Thus, the shareholders will elect three Class II directors at the Annual Meeting, each to serve for a three-year term.

  Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for the nominees will be voted (unless a nominee is unable or unwilling to serve) FOR the election of the nominees. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if that should be the case, proxies may be voted for the election of such other persons as management may recommend in the place of such nominees. A plurality of the votes cast by the shareholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. See "Voting Procedures" below.

                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected the firm of KPMG Peat Marwick LLP, independent certified public accountants, to serve as auditors for the year ending December 31, 1997. KPMG Peat Marwick LLP has served as the Corporation's auditors since September 6, 1995. It is expected that a member of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. In the ratification of the selection of auditors, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval.

  The ratification of this selection is not required under the laws of the State of Delaware, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors when selecting auditors for future years.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF
  THE SELECTION OF THE FIRM OF KPMG PEAT MARWICK LLP TO SERVE AS AUDITORS FOR
                       THE YEAR ENDING DECEMBER 31, 1997

                               VOTING PROCEDURES

  The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee and abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. Broker non-votes (see below) are counted as present or represented for quorum purposes. In the election of Class II Directors, the three nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting shall be elected as Class II Directors. For all other matters being submitted to shareholders at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Shares voted to abstain, since they are not affirmative votes for a matter, will have the same affect as votes against the matter. Broker "non-votes", although they are not affirmative votes, will have no effect other than for quorum purposes. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                        SHAREHOLDER PROPOSALS FOR 1998

  Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders of the Corporation must be received at the Corporation's principal executive offices not later than December 19, 1997. In order to curtail controversy as to the date on which a proposal is received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

                                  DETACH HERE

                          COPLEY PHARMACEUTICAL, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 30, 1997
                      SOLICITED BY THE BOARD OF DIRECTORS

P

R          The undersigned shareholder of Copley Pharmaceutical, Inc., a
       Delaware corporation, revoking all prior proxies, hereby appoints Gene M.
O Bauer and Ken E. Starkweather, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of Copley
X Pharmaceutical, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The First
Y National Bank of Boston, 150 Royall Street, Canton, Massachusetts on May 30, 1997 at 10:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.


                                                                 -------------
                                                                  SEE REVERSE
         CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE        SIDE
                                                                 -------------

[X] Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR THE PROPOSAL IN ITEM 2.

1. To elect three (3) Class II Directors, each to service for a three-year term. Class II Nominees:


                               FOR       WITHHELD    ABSTAIN
Kenneth N. Larsen              [_]         [_]         [_]

Agnes Varis                    [_]         [_]         [_]

Martin Zeiger                  [_]         [_]         [_]

2. To ratify the selection of the firm of KPMG Peat Marwick LLP as auditors for the fiscal year ending December 31, 1997.

                                FOR       AGAINST    ABSTAIN
                                [_]         [_]        [_]


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [_]


THIS PROXY SHOULD BE DATED AND SIGNED BY THE SHAREHOLDER(S); EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.


Signature: _______________________________________ Date: ___________________

Signature: _______________________________________ Date: ___________________